SECOND MODIFICATION OF NOTES, LOAN AGREEMENT, OPEN-END MORTGAGE AND SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND OTHER LOAN DOCUMENTS
          THIS AGREEMENT, made as of the 28th day of April, 2008, by and between EAST LYME HOUSING VENTURES, LLC, a Delaware limited liability company, whose address is c/o Reis, Inc. (formerly known as “Wellsford Real Properties, Inc.”), 530 Fifth Avenue, 5th Floor, New York, New York 10036 (the “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association having an address at 300 Main Street, Stamford, Connecticut (“Bank”).

RECITALS
          A.           Bank and Borrower entered into a loan transaction in the original principal amount of Twenty-One Million One Hundred Seventy-Six Thousand Nine Hundred Ninety-Five Dollars ($21,176,995.00) (the “Loan”), which Loan is evidenced by a Revolving Promissory Note in the original principal amount of Eight Million Three Hundred Fifty-Two Thousand Nine Hundred Twenty-One Dollars ($8,352,921.00) dated December 23, 2004 (the “Revolving Loan Note”) and a Promissory Note in the original principal amount of Twelve Million Eight Hundred Twenty-Four Thousand Seventy-Four Dollars ($12,824,074.00) dated December 23, 2004 (the “Development Loan Note”; collectively with the Revolving Loan Note referred to herein as the “Notes”) and by a Commercial Revolving and Construction Loan Agreement dated December 23, 2004 (the “Loan Agreement”).

          B.           The Notes are secured by (1) an Open-End Mortgage, Assignment of Rents, Security Agreement and Financing Statement dated December 23, 2004 (the “Mortgage”), recorded in Book 693 at Page 98 of the East Lyme Land Records, which Mortgage currently affects certain units in the planned community known as The Orchards at East Lyme, located on Scott Road, East Lyme, Connecticut (the “Property”), as more particularly described therein, (2) a Collateral Assignment of Permits, Approvals and Project Development Rights dated December 23, 2004 (the “Assignment of Permits”), (3) an Assignment of Contracts, Warranties and Development, Management and Other Agreements dated December 23, 2004 (the “Assignment of Contracts”) and (4) other documents executed by Borrower evidencing and securing the Loan (the Loan Agreement, the Notes, the Mortgage, the Assignment of Permits, the Assignment of Contracts and such other documents being referred to collectively herein as the “Loan Documents”).

C. The Loan and the Loan Documents were modified pursuant to that certain First Modification of Loan Agreement, Open-End Mortgage and Security Agreement, Assignment of Leases and Rents And Other Loan Documents between the Borrower and the Bank dated as of November 2, 2005 (the “First Modification”), recorded in Book 724 at Page 215 of the East Lyme Land Records.

          D.           Due to the changes made by the Borrower for the development of the Property, the Borrower has requested that the Bank reduce the amount of the Loan and extend the term of the Loan to June 30, 2009.

          E.           As a condition to making the aforesaid modification to the Loan, Bank requires that Borrower enter into this Agreement.

          NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, Borrower and Bank hereby agree as follows:

          1.            Modification of Loan Agreement. The Loan Agreement is hereby modified as follows:

                    (a)            The Paragraph entitled “LOAN” on page 1 of the Loan Agreement is hereby amended as follows: (i) the principal amount of the Development Loan is hereby reduced to $3,375,000.00; (ii) the amount of the Revolving Loan is hereby reduced to $5,000,000.00; (iii) the total principal amount for both loans is reduced to $8,375,000.00; (iv) the maximum amount outstanding under the Revolving Loan at any one time shall be $5,000,000.00; and (v) the aggregate amount that may be advanced under the Revolving Loan during its term following the date hereof shall not exceed $6,717,890.00.

(b) The Subpart entitled “LOAN ADVANCE TERMS—Limitation on Loan Advances” commencing on page 1 is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

“The maximum amount outstanding at any one time under the Revolving Loan will be limited to $5,000,000.00; provided that the amount outstanding with respect to any Unit shall not be greater than the “Maximum Funding Amount” set forth on Exhibit A hereto opposite the name of the model applicable to such Unit.

Borrower will be responsible, with respect to each Unit, for the funding of any Hard Costs exceeding the foregoing per Unit limit, plus all Soft Costs associated with each Unit. Bank shall have no obligation to fund Hard Costs or Soft Costs for Units in Phases II or IV. With respect to completed Units under contract, Bank will permit funding for Hard Costs; provided (i) said Hard Costs have actually been incurred, whether or not billed by subcontractors, and (ii) any remaining Hard Costs are verified by Bank’s Inspector. Future fundings under the Development Loan will be limited to an aggregate principal amount equal to $350,000.00.”

Notwithstanding the provisions of Section 1(b) of the First Modification, no advances will be made under the Development Loan for Phase II or Phase IV of the Project.

                     Notwithstanding the provisions of the Subpart entitled “LOAN ADVANCE TERMS—Qualifying Agreements”, Bank shall have no obligation to make advances under the Revolving Loan for construction of any speculative Unit in excess of four such Units plus the existing model Unit. Upon the sale of any speculative Unit currently under construction, the foregoing limitation will be reduced to three speculative Unit plus the model Unit. Any Unit for which a Qualifying Agreement has been cancelled or under which a purchaser has defaulted will be considered a speculative Unit and counted under the foregoing speculative Unit limitation. If Borrower exceeds the speculative Unit limit as a result of a Qualifying Agreement being terminated, Borrower will be required to make a release price payment for such Unit within 60 days of the cancellation or termination of said Qualifying Agreement in accordance with the minimum release price calculation for such Unit described below. If another Unit becomes subject to a Qualifying Agreement during said 60 day period, so that Borrower is in compliance with the speculative Unit limitation, the foregoing repayment requirement will be waived.

(c) The Paragraph entitled “PARTIAL RELEASES AND SALES BENCHMARKS” on page 8 is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

“Said principal prepayment amount will be applied as follows: (i) Revolving Loan – 100% of the amount actually advanced for construction under the Revolving Loan for that Unit, and (ii) Development Loan — any remaining balance (up to the amount outstanding under the Development Loan). Borrower will be required to make mandatory principal reduction payments under the Development Loan in accordance with the payment schedule set forth on Exhibit B attached hereto and made a part hereof (such payments being referred to as the “Curtailment Payments”. Any prior Unit release payments shall be credited against the required Curtailment Payments.

          2.           Modification of Revolving Loan Note. The Revolving Loan Note is hereby modified as follows:

                    (a)            The face amount of the Revolving Loan Note is hereby reduced to $5,000,000.00. All references to the sum $8,352,921.00 are hereby deleted and replaced with the sum $5,000,000.00. From and after the date hereof, the maximum aggregate amount that may be advanced under the Revolving Loan Note shall not exceed $6,717,890.00.

                    (b)            All references in the Revolving Loan Note to the Loan Agreement shall mean the Loan Agreement as modified by the First Modification and by this Second Modification.

(c) Commencing as of the date hereof, the Interest Rate charged under the Revolving Loan Note will be the LIBOR Market Index Rate plus 2.50%, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate. As a result of the foregoing change to the Interest Rate, the last sentence found in the paragraph entitled “INTEREST RATE” on page 1 of the Revolving Loan Note is hereby deleted in its entirety.

                    (d)            The Maturity Date of the Revolving Loan Note is hereby deemed to be June 30, 2009. In addition, the third and fourth sentences of the paragraph entitled “REPAYMENT TERMS” on page 2 of the Revolving Loan Note are hereby deleted in their entirety.

          3.           Modification of Development Loan Note. The Development Loan Note is hereby modified as follows:

                    (a)            The face amount of the Development Loan Note is hereby reduced to $3,375,000.00. All references to the sum $12,824,074.00 are hereby deleted and replaced with the sum $3,375,000.00.

                    (b)            All references in the Development Loan Note to the Loan Agreement shall mean the Loan Agreement as modified by the First Modification and by this Second Modification.

                    (c)            Commencing as of the date hereof, the Interest Rate charged under the Development Loan Note will be the LIBOR Market Index Rate plus 2.50%, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate. As a result of the foregoing change to the Interest Rate, the last sentence found in the paragraph entitled “INTEREST RATE” on page 1 of the Development Loan Note is hereby deleted in its entirety.

                    (d)            The Maturity Date of the Development Loan Note is hereby deemed to be June 30, 2009. In addition to the monthly payments of interest due under the Development Loan Note, Borrower shall also make the Curtailment Payments described on Exhibit B attached hereto and more fully described in Section 1(c) hereof.

          4.           Modification of Mortgage. The Mortgage is hereby modified as follows:

                    (a)            The “Loan” is hereby deemed to mean the Revolving Loan in the amount of $5,000,000.00 and the Development Loan in the amount of $3,375,000.00. The “Note” and the “Notes” shall mean, individually and collectively, the Revolving Loan Note and the Development Loan Note, each as modified hereby and as maturing on June 30, 2009. The copies of the Notes attached as Schedule B to the Mortgage are hereby deemed modified in accordance with the terms and provisions of Sections 2 and 3 above.

(b) The maturity date of the Loan, as described in the paragraph entitled “Future Advances” on page 2 of the Mortgage, is hereby deemed to be June 30, 2009.

                    (c)            All references to the Loan Agreement shall be deemed to mean said agreement as modified by the First Modification and by this Second Modification.

                    (d)            Notwithstanding the provisions of the paragraph entitled “Partial Releases” found on page 11 of the Mortgage, upon the sale of any Unit, the Bank shall release any Unit upon payment of all amounts due with respect to said Unit in accordance with Section 1(c) above.

          5.           Modification of Other Loan Documents. All of the other Loan Documents are hereby modified as follows:

                    (a)            All references in the other Loan Documents to the Loan Agreement, the Mortgage, the Revolving Loan Note and the Development Loan Note shall be deemed to mean those instruments as modified by the First Modification and hereby.

          6.           Miscellaneous.

                    (a)            Any capitalized term utilized in this Agreement, but not defined herein, shall have the meaning ascribed thereto in the Loan Documents.

                    (b)            Except as expressly modified hereby, all of the terms and conditions of the Loan Documents shall remain in full force and effect, and Borrower hereby ratifies and restates all of its obligations and liabilities thereunder.

(c) This Agreement shall be governed by the laws of the State of Connecticut and shall be binding upon, and shall inure to the benefit of, Borrower, Bank and their respective successors and assigns.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first above written.

Signed, sealed and delivered in presence of:	BORROWER: EAST LYME HOUSING VENTURES, LLC

/s/ Ann Marie Pasechnick Name: Ann Marie Pasechnick	By:	Reis, Inc. Its Managing Member
/s/ Alexander G. Simpson Name: Alexander G. Simpson	By:	/s/ Mark P. Cantaluppi Name: Mark P. Cantaluppi Title: Vice President and Chief Financial Officer

STATE OF NEW YORK ) COUNTY OF NEW YORK )	) SS:

On this 28th day of April, 2008, before me, the undersigned notary public, personally appeared Mark P. Cantaluppi, proved to me through satisfactory evidence of identification to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Vice President and Chief Financial Officer of Reis, Inc., which is the Managing Member of East Lyme Housing Ventures, LLC, a limited liability company.
/s/ Alexander G. Simpson Name: Alexander G. Simpson Notary Public My Commission Expires: 12/10/09

[SIGNATURES CONTINUED ON NEXT PAGE]

Signature Page to Second Modification

Signed, sealed and delivered in presence of:	LENDER: WACHOVIA BANK, NATIONAL ASSOCIATION

/s/ [Illegible] Name: [Illegible] /s/ Ingrid Alfred Name: Ingrid Alfred	By:	/s/ Richard T. Callahan, Jr. Name: Richard T. Callahan, Jr. Title: Vice President

STATE OF NEW YORK ) COUNTY OF NEW YORK )	) SS:

On this 29th day of April, 2008, before me, the undersigned notary public, personally appeared Richard T. Callahan, Jr., proved to me through satisfactory evidence of identification to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as Vice President of Wachovia Bank, National Association, a national banking association.

/s/ Michael P. Pellicano Name: Michael P. Pellicano Notary Public My Commission Expires: 10/12/08

Signature Page to Second Modification

EXHIBIT A

Model	Maximum Funding Amount
McIntosh	$403,000
Braeburn	$400,000
Cortland	$398,000
Liberty	$395,000
Empire	$390,000
Applewood	$385,000

Exhibit A

EXHIBIT B

Curtailment Payments

Payment Date	Aggregate Minimum Cumulative Payment Amount

July 15, 2008	$420,000.00

October 15, 2008	$1,320,000.00

January 15, 2009	$2,220,000.00

April 15, 2009	Balance Due

Exhibit B